EXHIBIT 10-A

Amendment, dated January 13, 2011, to the Colgate-Palmolive Company 2007 Stock Plan for Non-Employee Directors

At a meeting held on January 13, 2011, the Board of Directors of Colgate-Palmolive Company determined to amend the Colgate-Palmolive Company 2007 Stock Plan for Non-Employee Directors to change the grant date for the director stock awards from February of each year to a date following the Company’s annual meeting of stockholders, and approved the following resolution:

RESOLVED, that Section 5 of the Plan be, and hereby is, amended so that as amended it shall read in full as follows:

5.      Shares.

(a)           Each Non-Employee Director shall receive compensation at the rate of 2600 shares of Common Stock per full calendar year of service on the Board.  Payments shall be made annually on the first business day following the date of the Company’s annual meeting of stockholders; provided that, if such date does not fall within a window period, payments shall be made on the first day of the first window period to occur after the Company’s annual meeting of stockholders.  Either authorized but unissued or Treasury shares shall be used for this purpose.  The shares paid pursuant to this Plan shall be in addition to any other compensation to which a Non-Employee Director may be entitled.  Each Non-Employee Director will be required to represent that the shares are to be held for investment purposes and not with a view to or for resale or distribution except in compliance with the Securities Act of 1933, as amended from time to time, and any successor thereto (the “Securities Act”), and to give a written undertaking, in form and substance satisfactory to the Company, that he or she will not publicly offer or sell or otherwise distribute the shares other than (i) in the manner and to the extent permitted by Rule 144 of the Securities and Exchange Commission under the Securities Act, (ii) pursuant to any other exemption from the registration provisions of the Securities Act, or (iii) pursuant to an effective registration statement.  For purposes of this Plan, “window period” shall mean the period from the third to the twelfth business day following the date of the public announcement of the Company’s quarterly or annual earnings, as applicable, or such similar period during which the Company’s officers and directors are permitted to engage in transactions in the Company’s securities.

(b)           If an individual becomes a Non-Employee Director during a calendar year, he or she shall receive for that year the number of shares equal to the product of (i) the number of shares to which he or she would have been entitled to under Section 5(b) had he or she been a Non-Employee Director for the full calendar year, and (ii) the fraction obtained by dividing (x) the number of calendar months during such calendar year that such person was a Non-Employee Director by (y) 12; provided, that for purposes of the foregoing a partial calendar month shall be treated as a whole month.  Payments for such an individual shall be made on the first business day following the date of the Company’s annual meeting of stockholders or, if such date does not fall within a window period, the first day of the first window period to occur after the Company’s annual meeting of stockholders; provided that, if such individual is not a Non-Employee Director on the first business day following the date of the Company’s annual meeting of stockholders, such payment shall be made on the first day of the first window period to occur after the date such individual becomes a Non-Employee Director.